EXHIBIT 23.1

                             BELL MICROPRODUCTS INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-83398, 33-66580, 333-10837 and 333-41179) of
Bell Microproducts Inc. of our report dated February 4, 1998 appearing on page F-1 of this Form 10-K.


PRICE WATERHOUSE LLP
San Jose, California
March 27, 1998